                      INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of
Skyway Communications Holding Corp. (the "Company") on Form S-8 of our report, dated August 7, 2003, on our audit of the financial statements of the Company for the period ended April 30, 2003 which report is included in the Annual
Report on Form 10-KSB for the period ended April 30, 2003.

Seligson & Giannattasio, LLP
N. White Plains, NY
September 5, 2003